UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FAT BRANDS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38250	82-1302696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500

Beverly Hills, California 90212

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.25% Series B Cumulative Preferred Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC
Warrants to purchase common stock	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Registration No. 333-239032

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the 8.25% Series B Cumulative Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), and Warrants to purchase common stock (the “Warrants”) of FAT Brands Inc. (the “Registrant”) are included under the caption “Description of the Securities We are Offering” in the prospectus forming a part of the Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission (the “Commission”) on June 9, 2020 (Registration No. 333-239032), including exhibits, and as subsequently amended from time to time (the “Registration Statement”), which description is hereby incorporated by reference.

The Series B Preferred Stock and Warrants to be registered hereunder have been approved for listing on The NASDAQ Capital Market of The NASDAQ Stock Market LLC under the symbols “FATBP” and “FATBW”, respectively.

Item 2. Exhibits.

(a) Exhibits

Exhibit		Incorporated By Reference to
Number	Description	Form	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation of the Registrant.	10-Q	3.1	12/04/2017
3.2	Bylaws of the Registrant, effective May 21, 2017	1-A	3.2	09/27/2017
3.3	Form of Amended and Restated Certificate of Designation of Rights and Preferences of Series B Cumulative Preferred Stock, to be effective upon completion of offering.	S-1/A	3.8	06/25/2020
4.1	Form of Warrant Agency Agreement (including form of Warrant Certificate), to be effective upon completion of offering.	S-1/A	4.8	07/07/2020

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FAT BRANDS INC.

Date: July 7, 2020	/s/ Andrew Wiederhorn
Andrew Wiederhorn
Chief Executive Officer

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